As filed with the Securities and Exchange Commission on March 2, 2022

Registration No. 333-_____

United States
Securities and Exchange Commission
Washington, D.C. 20549
__________________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________________

INTUIT INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	77-0034661 (I.R.S Employer Identification Number)
2700 Coast Avenue, Mountain View, California (Address of Principal Executive Offices)	94043 (Zip Code)
Intuit Inc. Amended and Restated 2005 Equity Incentive Plan (Full title of the plan)
Kerry J. McLean, Esq.
Executive Vice President, General Counsel and Corporate Secretary
Intuit Inc.
2700 Coast Avenue
Mountain View, California 94043
(Name and address of agent for service)
(650) 944-6000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	Accelerated filer □
Non-accelerated filer □	Smaller reporting company □
Emerging growth company □
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. □

INTRODUCTION

This Registration Statement on Form S-8 is filed by Intuit Inc., a Delaware corporation, (“Company” or “Registrant”), pursuant to General Instruction E to Form S-8, to register 19,902,811 additional shares of the Company’s common stock, par value $0.01 per share, for issuance pursuant to the Intuit Inc. Amended and Restated 2005 Equity Incentive Plan (the “Amended and Restated Plan”). In accordance with such instruction, the Company hereby incorporates herein by reference the prior Registration Statements on Form S-8 filed by the Company with respect to the Amended and Restated Plan on December 10, 2004 (SEC File No. 333-121170), December 19, 2005 (SEC File No. 333-130453), December 18, 2006 (SEC File No. 333-139452), December 17, 2007 (SEC File No. 333-148112), December 17, 2008 (SEC File No. 333-156205), December 15, 2009 (SEC File No. 333-163728), January 19, 2011 (SEC File No. 333-171768), January 24, 2014 (SEC File No. 333-193551), and January 20, 2017 (SEC File No. 333-215639), together with all exhibits filed therewith or incorporated therein by reference.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

    Unless otherwise indicated below as being incorporated by reference to another filing of Intuit Inc. with the Securities and Exchange Commission, each of the following exhibits is filed herewith:

Filed
		with this	Incorporated By Reference
Exhibit No.	Exhibit Description	Form S-8	Form	File No.	Date Filed
4.01	Restated Intuit Certificate of Incorporation, dated as of January 19, 2000		10-Q		6/14/2000
4.02	Bylaws of Intuit, as amended and restated Effective May 5, 2016		8-K		5/9/2016
5.01	Opinion of Counsel	X
23.01	Consent of Counsel (included in Exhibit 5.01)	X
23.02	Consent of Independent Registered Public Accounting Firm	X
24.01	Power of Attorney (included on signature page)	X
99.01+	Intuit Inc. Amended and Restated 2005 Equity Incentive Plan, as amended through January 20, 2022		10-Q		3/2/2022
107.01	Filing Fee Table	X
+    Indicates a management contract or compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on March 2, 2022.

INTUIT INC.

By:	/s/ MICHELLE M. CLATTERBUCK
Michelle M. Clatterbuck
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY
By signing this Form S-8 below, I hereby appoint each of Sasan K. Goodarzi, Michelle M. Clatterbuck and Lauren Hotz as my true and lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, or any one of them, may determine are necessary or advisable or required to enable the corporation referred to herein to comply with the Securities Act of 1933, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ SASAN K. GOODARZI	Chief Executive Officer,	March 2, 2022
Sasan K. Goodarzi	President and Director

Principal Financial Officer:

/s/ MICHELLE M. CLATTERBUCK	Executive Vice President	March 2, 2022
Michelle M. Clatterbuck	and Chief Financial Officer

Principal Accounting Officer:

/s/ LAUREN HOTZ	Vice President and	March 2, 2022
Lauren Hotz	Chief Accounting Officer

Additional Directors:

/s/ EVE BURTON	Director	March 2, 2022
Eve Burton

/s/ SCOTT D. COOK	Director	March 2, 2022
Scott D. Cook

/s/ RICHARD DALZELL	Director	March 2, 2022
Richard Dalzell

/s/ DEBORAH LIU	Director	March 2, 2022
Deborah Liu

/s/ TEKEDRA MAWAKANA	Director	March 2, 2022
Tekedra Mawakana

/s/SUZANNE NORA JOHNSON	Chair of the Board of Directors	March 2, 2022
Suzanne Nora Johnson

/s/ DENNIS D. POWELL	Director	March 2, 2022
Dennis D. Powell

/s/ BRAD D. SMITH	Director	March 2, 2022
Brad D. Smith

/s/ THOMAS SZKUTAK	Director	March 2, 2022
Thomas Szkutak

/s/ RAUL VAZQUEZ	Director	March 2, 2022
Raul Vazquez

/s/ JEFF WEINER	Director	March 2, 2022
Jeff Weiner